UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 7, 2015 (May 6, 2015)

SYSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX	77077-2099
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 6, 2015, Sysco Corporation (the “Company”) notified USF Holding Corp. (“USF”) of its decision to extend the termination date of the Agreement and Plan of Merger, dated December 8, 2013, by and among USF, the Company, Scorpion Corporation I, Inc. and Scorpion Company II, LLC from the current termination date of May 7, 2015 to July 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: May 7, 2015	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President-Corporate Affairs,
Chief Legal Officer and Corporate Secretary